Exhibit 99.1

QuidelOrtho Reports First Quarter 2026 Financial Results
― LEX Diagnostics Acquisition Expected to Accelerate Growth in Point-of-Care Molecular Diagnostics ―
― Key Product Launches in U.S. and International Markets Expected to Drive Future Growth ―
― Company Updates Full-Year 2026 Financial Guidance ―

May 5, 2026

SAN DIEGO, CA May 5, 2026 — QuidelOrtho Corporation (Nasdaq: QDEL) (the “Company” or “QuidelOrtho”), a global leader of innovative in vitro diagnostics, today announced financial results for the first quarter ended March 29, 2026.

Key First Quarter 2026 Results:
(all comparisons are to the prior year period)

•Total revenue was $620 million, as reported
◦Point of Care revenue of $113 million declined by 34% as reported and 35% in constant currency, primarily due to a significantly weaker respiratory season compared to the first quarter of 2025.
◦Labs revenue of $353 million declined by 5% as reported and 8% in constant currency, primarily due to slower distributor sales in China that the Company believes is related to pending changes to the China National Health Security Administration (“NHSA”) In Vitro Diagnostics (“IVD”) pricing guidelines, business disruption related to the Middle East conflict, and a decrease in revenue related in part to the Company’s termination of its joint business arrangement with Grifols.
◦Immunohematology revenue of $138 million grew 8% as reported and 3% in constant currency, primarily driven by growth in North America, China and JPAC.
•GAAP net loss was $92 million; GAAP operating loss was $32 million; adjusted EBITDA was $109 million.
•GAAP diluted loss per share was $1.35; adjusted diluted loss per share was $0.04.

“Our first quarter results were in line with our preliminary revenue announcement and reflected a significantly weaker respiratory season and business disruption in China and the Middle East,” said Brian J. Blaser, President and Chief Executive Officer of QuidelOrtho. “Importantly, we believe the underlying business remains strong and we are well positioned to deliver on our objectives to expand our adjusted EBITDA margin and improve cash flow in 2026.”

“We completed our acquisition of LEX Diagnostics in April, adding an ultra-fast molecular diagnostics platform for point-of-care testing. We also advanced our key strategic priorities, including the U.S. launch of our High-Sensitivity Troponin assay and the rollout of the VITROS 450 platform in select international markets. We believe these innovations enhance our portfolio and position us to drive sustainable, long-term growth,” Blaser continued.

Full-year 2026 Financial Guidance

The Company provided its initial financial guidance for full-year 2026 on February 11, 2026. On April 15, 2026, the Company announced preliminary revenue for the first quarter 2026 and indicated that the low end of its full-year 2026 financial guidance ranges remained achievable. Considering first-quarter performance and current market dynamics in China, the Company has updated its previously provided financial guidance. This guidance includes expected 2026 impact from the current draft of the China NHSA IVD pricing guidelines. The Company cannot fully assess the impact until the final NHSA guidelines and implementation timelines are confirmed. In addition, this guidance does not assume a significant, prolonged impact related to the Middle East conflict.

Full-year 2026 Financial Guidance	Updated (as of 5/5/26)	Previous (as of 2/11/26)
Total revenues (reported)	$2.70 - $2.75 billion	$2.7 - $2.9 billion
Adjusted EBITDA	$615 - $630 million	$630 - $670 million
Adjusted EBITDA margin	23%	23.3%
Adjusted diluted earnings per share	$1.80 - $2.00	$2.00 - $2.42
Free cash flow	$100 - $120 million	$120 - $160 million

Please see page 6 of the First Quarter 2026 Financial Results presentation on the “Investor Relations” page of the Company’s website for the full list of assumptions on which the Company’s current 2026 financial guidance is based.

A reconciliation of forward-looking non-GAAP measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted diluted earnings per share and free cash flow, to the most directly comparable GAAP measures is not provided because comparable GAAP measures for such measures are not reasonably accessible or reliable due to the inherent difficulty in forecasting and quantifying measures that would be necessary for such reconciliation. We are not, without unreasonable effort, able to reliably predict the impact of impairment charges and related tax benefits and other non-recurring adjustments. These items are uncertain, depend on various factors and may have a material impact on our future GAAP results. In addition, the Company believes any such reconciliation would imply a degree of precision and certainty that could be confusing to investors. See "Forward-Looking Statements" and "Non-GAAP Financial Measures."

Conference Call Information

Following the release of financial results, QuidelOrtho will hold a conference call today beginning at 2:00 p.m. PT / 5:00 p.m. ET to discuss its financial results. Interested parties can access the call from the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at https://ir.quidelortho.com. Presentation materials will also be posted to the “Events & Presentations” section of the “Investor Relations” page of the Company’s website at the time of the call.

A replay of the conference call will be available shortly after the event on the “Investor Relations” page of the Company’s website under the “Events & Presentations” section.

QuidelOrtho is dedicated to advancing diagnostics to power a healthier future. For more information, please visit quidelortho.com and follow QuidelOrtho on LinkedIn, Facebook and X.

About QuidelOrtho Corporation

With expertise spanning clinical chemistry, immunoassay, immunohematology and molecular testing, QuidelOrtho Corporation (Nasdaq: QDEL) is a leading global provider of diagnostic solutions, dedicated to advancing fast, accurate and reliable results that help improve patient outcomes – from the point of care to hospital, lab to clinic. Building on a legacy of innovation, QuidelOrtho works with healthcare providers to advance diagnostics that connect insights with solutions, defining a clearer path for informed decisions and better care.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are any statement contained herein that is not strictly historical, including, but not limited to, QuidelOrtho’s commercial and other strategic goals, financial guidance for 2026 and related assumptions and other future financial condition and operating results, including growth expectations and expected results of operations, financial position or cost-savings and operational improvement initiatives, and other future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “could,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue,” “aim,” “strive,” “seek” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of QuidelOrtho’s management as of the date of this press release and are subject to significant known and unknown risks and uncertainties. Actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements.

The following factors, among others, could cause actual results or outcomes to differ from those set forth or implied in the forward-looking statements: fluctuations in demand for QuidelOrtho’s non-respiratory and respiratory products; supply chain, production, logistics, distribution and labor disruptions and challenges; inability to successfully identify, consummate or realize the anticipated benefits of strategic transactions, strategic restructurings, divestitures, spin-offs or discontinuances of certain business operations, or debt financings, on the anticipated timelines, or at all; delays in the development of or failures or delays in the receipt of approvals for new or enhanced products; failure of new products and services to be commercially viable or accepted; changes in reimbursement rates for our products, including reimbursement rate reductions proposed by the China NHSA; disruptions and challenges related to the ongoing conflicts in the Middle East; and other macroeconomic, geopolitical, market, business, competitive and/or regulatory factors affecting the business of QuidelOrtho generally, including those arising from the effects of announced or future or amended tariffs, trade policies, investigations, global trade relations and other tariff-related developments, as well as those discussed in QuidelOrtho’s Annual Report on Form 10-K for the fiscal year ended December 28, 2025 and subsequent reports filed with the Securities and Exchange Commission (the “Commission”), including under Part I, Item 1A, “Risk Factors” of the Form 10-K. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. All forward-looking statements are based on information currently available to QuidelOrtho and speak only as of the date of this press release. QuidelOrtho undertakes no obligation to update any of the forward-looking information or time-sensitive information included in this press release, whether as a result of new information, future events, changed expectations or otherwise, except as required by law.

Non-GAAP Financial Measures

This press release contains financial measures that are considered non-GAAP financial measures under applicable rules and regulations of the Commission, including but not limited to “constant currency Point of Care revenue changes,” “constant currency Labs revenue changes,” “constant currency Immunohematology revenue changes,” “adjusted EBITDA,” “adjusted EBITDA margin,” “adjusted diluted loss per share,” “free cash flow” and other non-GAAP financial measures included in the reconciliation tables accompanying this press release. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures eliminate impacts of certain non-cash, unusual or other items that the Company does not consider indicative of its ongoing operating performance, and the Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. The Company’s definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting the Company’s business. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and reports filed with the Commission in their entirety. Reconciliations of the historical non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables accompanying this press release.

Investor Contact:
Juliet Cunningham
Vice President, Investor Relations
IR@QuidelOrtho.com

Media Contact:
Stephanie Kleewein
Senior Corporate Communications and PR Manager
media@QuidelOrtho.com

QuidelOrtho
Consolidated Statements of Loss
(Unaudited)
(In millions, except per share data)

	Three Months Ended
	March 29, 2026	March 30, 2025
Total revenues	$619.8	$692.8
Cost of sales, excluding amortization of intangibles	356.0	349.5
Selling, marketing and administrative	199.3	187.0
Research and development	44.9	53.2
Amortization of intangible assets	46.8	48.0
Restructuring, integration and other charges	4.4	16.1
Other operating expenses	0.2	6.4
Operating (loss) income	(31.8)	32.6
Interest expense, net	51.1	40.0
Other (income) expense, net	(3.4)	1.4
Loss before income taxes	(79.5)	(8.8)
Provision for income taxes	12.3	3.9
Net loss	$(91.8)	$(12.7)
Basic loss per share	$(1.35)	$(0.19)
Diluted loss per share	$(1.35)	$(0.19)
Weighted-average shares outstanding - basic	68.2	67.5
Weighted-average shares outstanding - diluted	68.2	67.5

QuidelOrtho
Condensed Consolidated Balance Sheets
(Unaudited)
(In millions)

	March 29, 2026	December 28, 2025
ASSETS
Current assets:
Cash and cash equivalents	$140.4	$169.8
Accounts receivable, net	359.9	417.0
Inventories	611.5	577.6
Prepaid expenses and other current assets	232.8	250.5
Assets held for sale	32.4	32.4
Total current assets	1,377.0	1,447.3
Property, plant and equipment, net	1,339.3	1,358.3
Right-of-use assets	158.0	155.5
Intangible assets, net	2,520.2	2,563.8
Other assets	234.2	244.4
Total assets	$5,628.7	$5,769.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$243.5	$279.4
Accrued payroll and related expenses	135.4	120.3
Income tax payable	12.7	11.5
Current portion of borrowings	228.2	178.3
Other current liabilities	342.6	376.6
Total current liabilities	962.4	966.1
Operating lease liabilities	155.4	154.4
Long-term borrowings	2,459.8	2,471.9
Deferred tax liabilities	87.3	90.0
Other liabilities	112.4	166.4
Total liabilities	3,777.3	3,848.8
Total stockholders’ equity	1,851.4	1,920.5
Total liabilities and stockholders’ equity	$5,628.7	$5,769.3

QuidelOrtho
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In millions)

	Three Months Ended
	March 29, 2026	March 30, 2025
Cash (used for) provided by operating activities	$(33.0)	$65.6
Cash used for investing activities	(34.0)	(56.2)
Cash provided by financing activities	37.6	17.6
Effect of exchange rates on cash	—	1.7
Net (decrease) increase in cash, cash equivalents and restricted cash	(29.4)	28.7
Cash, cash equivalents and restricted cash at beginning of period	169.8	98.5
Cash, cash equivalents and restricted cash at end of period	$140.4	$127.2

Reconciliation to amounts within the consolidated balance sheets:
Cash and cash equivalents	$140.4	$127.1
Restricted cash in Other assets	—	0.1
Cash, cash equivalents and restricted cash	$140.4	$127.2

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted Net (Loss) Income
(In millions, except per share data; unaudited)

	Three Months Ended
	March 29, 2026	Diluted EPS	March 30, 2025	Diluted EPS
Net loss	$(91.8)	$(1.35)	$(12.7)	$(0.19)
Adjustments:
Amortization of intangibles	46.8		48.0
Restructuring, integration and other charges	4.4		16.1
Amortization of deferred cloud computing implementation costs	8.0		4.3
Employee compensation charges	5.5		—
Incremental depreciation on PP&E fair value adjustment	3.3		5.2
Accelerated depreciation	2.0		—
Loss (gain) on investments	0.9		(0.3)
EU medical device regulation transition costs	0.7		0.2
Other adjustments	4.7		1.2
Income tax impact of adjustments	13.1		(11.8)
Adjusted net (loss) income	$(2.4)	$(0.04)	$50.2	$0.74
Weighted-average shares outstanding - diluted		68.2		67.9

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Adjusted EBITDA
(In millions, unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025
Net loss	$(91.8)	$(12.7)
Depreciation and amortization	112.9	107.1
Interest expense, net	51.1	40.0
Provision for income taxes	12.3	3.9
Restructuring, integration and other charges	4.4	16.1
Amortization of deferred cloud computing implementation costs	8.0	4.3
Employee compensation charges	5.5	—
Loss (gain) on investments	0.9	(0.3)
EU medical device regulation transition costs	0.7	0.2
Other adjustments	4.7	1.2
Adjusted EBITDA	$108.7	$159.8

Total revenues	$619.8	$692.8
Adjusted EBITDA margin	17.5%	23.1%

QuidelOrtho
Reconciliation of Non-GAAP Financial Information - Revenues by Business Unit
(In millions, unaudited)

	Three Months Ended
	March 29, 2026	March 30, 2025	% Change	Currency Impact	Constant Currency (a)
Labs	$353.1	$373.0	(5.3)%	2.3%	(7.6)%
Immunohematology	138.3	128.5	7.6%	4.2%	3.4%
Donor Screening	7.8	12.8	(39.1)%	0.4%	(39.5)%
Point of Care	112.8	170.9	(34.0)%	0.6%	(34.6)%
Molecular Diagnostics	7.8	7.6	2.6%	4.4%	(1.8)%
Total revenues	$619.8	$692.8	(10.5)%	2.1%	(12.6)%

(a) The term “constant currency” means we have translated local currency revenues for all reporting periods to U.S. dollars using currency exchange rates held constant for each period. This additional non-GAAP financial information is not meant to be considered in isolation from or as a substitute for financial information prepared in accordance with GAAP.